UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/x/ Definitive Additional Materials

/ / Soliciting Material Pursuant to §240.14a-12

GEORESOURCES, INC.

-----------------------------------------------------------------------------------------

(Name of Registrant as Specified in its Charter)

NONE

------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

/ / Fee paid previously by written materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

GeoResources, Inc.

1407 West Dakota Parkway, Suite 1-B

Williston, North Dakota 58801

March 23, 2007

Please Vote Your Shares.  Your Vote is Important!

The majority of votes returned have been in favor of all GeoResources’ proposals for the March 29, 2007 Special Meeting of Shareholders.

However, we are not receiving votes from a large amount of our shareowners because, we believe, we are not reaching them.

Our proxy solicitor is Morrow & Co., Inc.  Please vote by visiting their web page at www.morrowco.com/georesources.

Nearly one-third of our shareowners own less than 250 shares so EVERY SINGLE SHARE COUNTS.

If you owned any GeoResources stock as of the record date for the meeting, February 16, 2007, please vote your shares immediately.

Cathy Kruse

GeoResources, Inc.

Corporate Secretary